Exhibit 10.7 Page 1 of 8 #98810023v4 DATED May 9, 2024 BITMAIN TECHNOLOGIES DELAWARE LIMITED (“BITMAIN”) and IE US HARDWARE 1 INC (“PURCHASER”) SUPPLEMENTAL AGREEMENT TO: FUTURE SALES AND PURCHASE AGREEMENT (ANTMINER T21) Dated January 10, 2024 BM Ref: [*] Page 2 of 8 #98810023v4 THIS SUPPLEMENTAL AGREEMENT (the “Supplemental Agreement”) is made May 9, 2024 BETWEEN: (1) BITMAIN TECHNOLOGIES DELAWARE LIMITED, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) (“BITMAIN”); and (2) IE US HARDWARE 1 INC, a company incorporated under the laws of the state of Delaware (Company Registration No. 6579372 and Employer Identification Number 88-1493261), having its principal address at 251 Little Falls Drive, Wilmington County of New Castle, Delaware 19808 (“Purchaser”), (together the “Parties” and each a “Party”). RECITALS (A) BITMAIN and the Purchaser have entered into a Future Sales and Purchase Agreement (Antminer T21) (BM Ref: T21-XS-00120240103001) dated January 10, 2024 (the “Original Agreement”) in respect of Hash Super Computing Servers (Model: T21) of a reference quantity of 5,000 to be delivered in June 2024 with an estimated total purchase price of US$13,300,000.00. Additionally, the Original Agreement grants the Purchaser a Call Option to purchase an additional approximate 48,000 units of T21, subject to the terms and conditions stipulated within the Original Agreement. (B) The Parties wish to enter into this Supplemental Agreement regarding certain amendments to the Original Agreement. Unless the context otherwise requires, terms defined in the Original Agreement shall have the same meaning in this Supplemental Agreement. IT IS AGREED AS FOLLOWS: 1. Amendment to the Original Agreement 1.1. A new Clause 3.9 shall be added to the Original Agreement as follows: 3.9 Notwithstanding anything else in this Agreement, if BITMAIN or any of its Affiliates issues an invoice with respect to any sums due and payable by Purchaser to BITMAIN under this Agreement (“SPA Invoice”): (a) to the Purchaser; and (b) specifying payment to a bank account held by BITMAIN or any of its Affiliates including without limitation Bitmain Development Pte. Ltd. (“Payee Entity”), then any payment made by Purchaser (or any Affiliate of the Purchaser) to a Payee Entity for the relevant SPA Invoice is deemed to be a payment under this Agreement that is in full satisfaction of Purchaser’s obligations under this Agreement with respect to such SPA Invoice. 1.2. A new definition in Clause 1.1 of the Original Agreement shall be added as follows: “Forward Deliverables” means any Original Forward Deliverables and any Upgraded Forward Deliverables set out in Appendix C. 1.3. The following definitions in Clause 1.1 of the Original Agreement shall be deleted and replaced in their entirety as follows: “Contracted Hashrate” means the aggregation of the hashrate of the Products (excluding any Forward Deliverables purchased pursuant to Page 3 of 3 #98810023v4 Appendix C) as set forth in Appendix A. “Product(s)” means: (a) the cryptocurrency mining hardware and other equipment or merchandise that BITMAIN will sell to the Purchaser in accordance with this Agreement, details of which are set forth in Appendix A; and (b) any Forward Deliverables purchased by the Purchaser in accordance with Appendix C. “Total Purchase Price” means US$ 13,300,000, being the product of the Purchase Unit Price multiplied by the Contracted Hashrate, but excluding the Call Purchase Fee, the Original Call Purchase Price and the Upgraded Call Purchase Price contemplated in Appendix C. 1.4. Paragraph 1.3 of Appendix A of the Original Agreement shall be deleted and replaced in its entirety with the following: 1.3 Total Purchase Price (tax exclusive): US$ 13,300,000 (exclusive of the Call Purchase Fee, the Original Call Purchase Price and the Upgraded Call Purchase Price contemplated in Appendix C). 1.5. Paragraph 1.5 of Appendix A of the Original Agreement shall be deleted and replaced in its entirety with the following: 1.5 Both Parties confirm and agree that BITMAIN shall be entitled to adjust the quantity of each batch of Products based on the total hashrate; provided that, the total hashrate of each batch of the Products actually delivered by BITMAIN to the Purchaser shall not be less than the Contracted Hashrate or the Forward Deliverables Batch Hashrate (as defined below) as set out in paragraph 1.1 of this Appendix A and in paragraph 1.4.i. of Appendix C, respectively. BITMAIN makes no representation that the quantity of the actually delivered Products shall be the same as the Quantity of the Products set forth in paragraph 1.1 of this Appendix A. 1.6 Appendix C of the Original Agreement shall be deleted and replaced in its entirety with the following: Page 4 of 4 #98810023v4 APPENDIX C 1. Grant of Call Option for Purchasing Additional Products 1.1 Right to Purchase. Subject to the terms and conditions of this Agreement, at any time during the period from the date of this Agreement to March 1, 2025 (the “Call Option Period”), the Purchaser and the Purchaser’s Affiliates shall have the right in one or more transactions (the “Call Option”), but not the obligation, to purchase, in whole or in part, either: i. additional Products having the specifications set out in paragraph 1.1 of Appendix A (the “Original Forward Deliverables”) at the Original Call Purchase Price (as defined below). The maximum rated hashrate of the Original Forward Deliverables if exercising the Call Option in full and electing the T21 model in full shall be 9,120,000 TH/s with a total purchase price of US$127,680,000, representing US$14 per TH/s (“Original Call Purchase Price”); or ii. additional Products having the specifications set out in the table below (the “Upgraded Forward Deliverables”) at the Upgraded Call Purchase Price (as defined below). The maximum rated hashrate of the Upgraded Forward Deliverables if exercising the Call Option in full and electing the S21 Pro model in full shall be 11,232,000 TH/s with a total purchase price of US$212,284,800, representing US$18.9 per TH/s (“Upgraded Call Purchase Price”). Type Details Product Name HASH Super Computing Server Model S21 Pro Rated Hashrate per Unit, TH/s 234 Rated Power per Unit, W 3,510 J/T 15 Description 1. BITMAIN procures with commercially reasonable efforts that the error range of the J/T indicator does not exceed 10%. 2. The Rated Hashrate per Unit and Rated Power per Unit are for reference only and such indicator of each batch or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the Rated Power per Unit of any Products. 3. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators. Purchaser may elect Original Forward Deliverables, Upgraded Forward Deliverables, or any combination of Original Forward Deliverables and Upgraded Forward Deliverables (collectively, “Forward Deliverables”), and the maximum quantity of Forward Deliverables shall be approximately 48,000 units. All Forward Deliverables nominated to be shipped in a given month as per paragraph 1.4.i. of this Appendix C, whether subject to one or more Notices of Exercise (as defined below), will form a separate batch of Forward Deliverables.

BITMAIN

1.2 Call Purchase Fee.

i. The Purchaser shall pay BITMA1N, as consideration for the Call Option ("**Call Purchase Fee**"):

1. an amount of US$12,768,000 which is calculated as 10% of the Original Call Purchase Price, within seven (7) days after the execution of this Agreement. For the avoidance of doubt, this amount has already been paid by the Purchaser to BITMA1N as at the date of the Supplemental Agreement; plus

2. an amount of US$8,460,480 which is calculated as the difference between 10% of the Original Call Purchase Price and 10% of the Upgraded Call Purchase Price ("**Additional Down Payment**"), within seven (7) days after the execution of the Supplemental Agreement.

ii. Exercise of the Call Option in Full. In the event the Purchaser exercises the Call Option in whole, the Call Purchase Fee shall be applied in whole towards the settlement of the Down Payment of the Call Purchase Price.

iii. Exercise of the Call Option in Part. In the event that the Purchaser only exercises a portion of the Call Option (less than 100%) within the Call Option Period, a proportion of the Call Purchase Fee, corresponding to the proportion of the quantity to be purchased under exercises of the Call Option divided by 48,000 shall be applied by the Purchaser to settle the total purchase price of Forward Deliverables, while any remaining proportion of the Call Purchase Fee shall be forfeited to BITMAIN at the end of the Call Option Period.

iv. To further clarify, upon any exercise of the Call Option, the Purchaser shall be obligated to pay the corresponding proportionate amount of the Call Purchase Price associated with the exercise of the Call Option less the corresponding proportionate amount of the Call Purchase Fee already paid to BITMAIN. Due to the purchase unit price of Original Forward Deliverables being lower than that of Upgraded Forward Deliverables, if the Purchaser does not elect Upgraded Forward Deliverables in full, the Additional Down Payment corresponding to the proportion of the quantity of such Forward Deliverables divided by 48,000 units shall be applied to settle the total purchase price of the relevant Forward Deliverables.

v. The schedule of payment in respect of any Forward Deliverables is as follows:

Payment	Payment Percentage	Payment Date
Down Payment / Call Purchase Fee	10%	10% of the total purchase price of Forward Deliverables shall be paid by the Purchaser within seven (7) days after the execution of this Agreement. For the avoidance of doubt, Additional Down Payment shall be paid by the Purchaser within seven (7) days of the Supplemental Agreement, and payment of the Call Purchase Fee satisfies the Down Payment requirements for all Forward Deliverables.
Interim Payment	10%	10% of the total purchase price of the batch of the relevant Forward Deliverables shall be paid within seven (7) days of any Notice of Exercise issued under paragraph 1.4.i. of this Appendix C.
Interim Payment	30%	30% of the total purchase price of the batch of the relevant Forward Deliverables shall be paid at least one (1) month prior to the first day of the Shipping Period of Call Purchase (as defined below) of such batch of Forward Deliverables.

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Payment	Payment Percentage	Payment Date
Balance Payment	50%	50% of the total purchase price of the batch of the relevant Forward Deliverables shall be paid at least seven (7) days prior to the first day of the Shipping Period of Call Purchase of such batch of Forward Deliverables.

1.3 A request to cancel such Call Option or refund any part of Call Purchase Fee would not be entertained by BITMAIN.

1.4 Procedure.

i. In the event the Purchaser desires to exercise the Call Option to purchase any Forward Deliverables, whether in one or more transactions, or in whole or part, the Purchaser shall deliver to BITMAIN during the Call Option Period one or more written, unconditional, and irrevocable notices of exercise (each a "**Notice of Exercise**") which shall specify: (a) the time period when BITMAIN shall deliver or ship the applicable batch of Forward Deliverables on condition that the Purchaser has fulfilled its payment of corresponding proportionate amount of the Call Purchase Price associated with the exercise of the Call Option hereunder ("**Shipping Period of Call Purchase**"); and (b) the quantity, election of model type under paragraph 1.1 of this Appendix C, and total rated hashrate of the applicable batch of Forward Deliverables ("**Forward Deliverables Batch Hashrate**"). The Parties agree that BITMAIN shall deliver or ship the Forward Deliverables contemplated in any Notice of Exercise between May 2024 and May 2025, and in any event the Shipping Period of Call Purchases shall not be earlier than 60 days from of date of the receipt by BITMAIN of the applicable Notice of Exercise.

ii. The Parties agree that the shipping of the Forward Deliverables shall be completed in accordance with the procedure as set forth in Clause 4 of this Agreement, and the Forward Deliverables shall be subject to all other applicable terms and conditions of this Agreement regarding Products, including but not limited to Clause 5 Customs, Clause 6 Warranty and Appendix A, unless otherwise specified in this Appendix C.

1.5 Cooperation. The Purchaser and BITMAIN shall take all actions as may be reasonably necessary to consummate the purchase of any Forward Deliverables pursuant to this Appendix C.

1.6 Constriction. Notwithstanding the foregoing, in the event that Purchaser fails to fully pay the respective percentage of the Total Purchase Price with respect to any applicable batch of Products before the prescribed deadline(s) set forth in Appendix B of this Agreement without BITMAIN's prior written consent and has failed to remedy such payment failure within fifteen (15) days of written notice from BITMAIN to Purchaser, then without prejudice to any other rights and remedies that BITMAIN may have under this Agreement or otherwise, the Parties agree that the Call Option shall not be exercised and shall immediately become of no effect without any penalty to BITMAIN, unless such default is waived by BITMAIN.

2. General

2.1 For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreement shall not otherwise be affected by this Supplemental Agreement and shall remain in full force and effect. In the event of discrepancies between this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

2.2 Further Assurance. At all times after the date of this Supplemental Agreement, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be

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necessary or reasonably requested by the other parties for giving full effect to this Supplemental Agreement.

2.3 Except as modified by this Supplemental Agreement, the provisions the Original Agreement applies mutatis mutandis to this Supplemental Agreement.

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IN WITNESS whereof this Supplemental Agreement has been duly signed by the undersigned on the date first above written

Signed for and on behalf of BITMAIN

BITMAIN TECHNOLOGIES DELAWARE LIMITED

Signature /s/ Cheng Ran

Title

Signed for and on behalf of the Purchaser

IE US HARDWARE 1 INC

Signature /s/ Will Roberts

Title Director

IE US HARDWARE 1 INC

Signature	/s/ Chris Guzowski
Title	Director

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